Exhibit 99.1

Approved By:                                                                  Contacts:

Eamonn Hobbs                                                                Investors                                                      Media
President & CEO                                                            Doug Sherk                                                  Steve DiMattia
212-489-2100                                                                415-652-9100                                             646-201-5445

FOR IMMEDIATE RELEASE

DELCATH SYSTEMS PROVIDES UPDATE ON PROGRESS
Patient Enrollment in Phase III Metastatic Melanoma Trial Now at 79
Conference Call to Discuss Second Quarter Results Today at 4:30 PM EST

NEW YORK, NY, July 27, 2009---Delcath Systems, Inc. (Nasdaq: DCTH), a medical technology company developing a minimally invasive drug delivery platform for the regional treatment of cancer metastatic to the liver, today reported on the Company’s recent progress.  In addition, the Company reported its financial results for the second quarter ended June 30, 2009.

Recent Highlights

•	Screened 40 Additional Patients for Enrollment in Phase III Metastatic Melanoma Trial

•	Since Late April, Enrolled an Additional 18 Patients in Trial

•	Total Trial Patient Enrollment Now at 79

•	12 Total Participating Centers; FDA Grants Approval to Increase Maximum Number of Centers Enrolling Patients to 28

•	Received Orphan Drug Designation for the Drug Melphalan for the Treatment of Patients with Neuroendocrine Tumors.

•	Accomplished Medical Device Executive Eamonn Hobbs Appointed President & CEO

•	Cash as of June 30, 2009 at $8.9 Million

•
Company Invited to Present at 29th Annual Canaccord Adams Global Growth Conference on August 13, the Rodman & Renshaw Annual Global Investment Conference on September 10-11 and Maxim Group Growth Conference on September 29.

•
Delcath’s PHP System™ scheduled to be included in presentations at The Liver Symposium on August 22 in Denver, the Western Angiographic and Interventional Society Meeting on August 29-September 2 in La Jolla, and the National Carcinoid/Neuroendocrine Tumor Patient Conference on September 24-26 in New Orleans.

“During the past few months, we continued to achieve patient enrollment milestones in our Phase III Metastatic Melanoma Trial.  Based on recent trends, we continue to be optimistic about completing enrollment of 92 patients in this trial before the end of the fourth quarter,” commented Mr. Hobbs.  “The patient enrollment progress has made me even more excited about the potential for Delcath.  Our drug delivery platform is unique in the interventional oncology space.  We have the potential to address a large and growing unmet medical need with our technology and I look forward to completing our Phase III trial and submitting for FDA approval in a timely manner.  Meanwhile, we’ve been focusing on expanding the awareness of our technology within the medical and professional communities and expect to add more presentations as we move into the fall,” Mr. Hobbs added.

Financial Results

During the second quarter of 2009, Delcath Systems recorded no revenue.  General and administrative expenses declined 22% as compared to the second quarter of 2008 due to reduced consultant fees.  R&D costs doubled to $2.2 million from $1.1 million in the second quarter of 2008 due to costs associated with the Phase III Metastatic Melanoma Trial.  The Company recorded a derivative instrument expense in the second quarter of $3.9 million related to warrants issued in 2007 and 2009.  The net loss for the quarter was $6.3 million, or $0.25 per share, compared with $2.4 million or $0.10 for the second quarter of 2008, an increase of $3.9 million, of which $3.3 million was related to non-cash derivative instrument expense.
For the six months ended June 30, 2009, the net loss was $8.8 million, or $0.34 per share, versus a net loss for the first six months of 2008 of $3.5 million, or $0.14 per share, an increase of $5.3 million of which $4.5 million is related to non-cash derivative instrument expense.  As of June 30, the Company had cash and cash equivalents of $8.9 million.

Conference Call

Delcath Systems will host a conference call and webcast today, Monday, July 27, 2009 at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss the Company’s recent progress.  The dial-in number for the conference call is 877-941-0844 for domestic participants and 480-629-9645 for international participants.

A taped replay of the conference call will also be available beginning approximately one hour after the call’s conclusion and will be available for seven days.  This replay can be accessed by dialing 800-406-7325 for domestic callers and 303-590-3030 for international callers, both using passcode 4117854#.  To access the live webcast of the call, go to Delcath’s website at www.delcath.com.  An archived webcast will also be available at www.delcath.com.

About Delcath Systems, Inc.

Delcath Systems, Inc. is a medical device company specializing in cancer treatment. The Company is testing a proprietary, patented drug delivery system for the treatment of liver cancers. Delcath's novel drug delivery platform is testing the delivery of ultra-high doses of anti-cancer drugs to the liver while preventing these high doses of drug from entering the patient's bloodstream. The Company is currently enrolling patients in Phase III and Phase II clinical studies for the treatment of liver cancers using high doses of melphalan. The Company's intellectual property portfolio consists of twenty-seven patents on a worldwide basis including the U.S., Europe, Asia and Canada. For more information, please visit the Company's website at www.delcath.com.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. This news release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to our ability to successfully complete Phase III clinical trials and secure regulatory approval of our current or future drug-delivery system and uncertainties regarding our ability to obtain financial and other resources for any research, development and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

(tables to follow)

DELCATH SYSTEMS, INC.
(A Development Stage Company)

Condensed Balance Sheets

	June 30,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$7,435,673	$6,939,233
Investments - CDs	1,472,928	3,847,904
Investments - treasury bills	—	200,710
Investments - marketable equity security	36,000	22,000
Income Tax Receivable	298,535	—
Prepaid expenses	324,253	331,346
Total current assets	9,567,389	11,341,193

Property and equipment, net	14,558	17,489

Total assets	$9,581,947	$11,358,682

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$344,083	$703,489
Derivative instrument liability	7,105,454	448,318
Total current liabilities	7,449,537	1,151,807

Commitments and contingencies	—	—

Stockholders' equity
Common stock, $.01 par value; 70,000,000 shares authorized	262,530	253,834
Additional paid-in capital	58,019,453	57,343,507
Deficit accumulated during development stage	(56,088,270)	(47,315,163)
Treasury Stock	(51,103)	(51,103)
Accumulated other comprehensive loss	(10,200)	(24,200)

Total stockholders' equity	2,132,410	10,206,875

Total liabilities and stockholders' equity	$9,581,947	$11,358,682

Delcath Systems, Inc.
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Costs and expenses:

General and administrative expenses	$544,913	$699,136	$1,019,876	$1,140,140
Research and development costs	2,195,036	1,099,488	3,656,226	2,088,444

Total costs and expenses	2,739,949	1,798,624	4,676,102	3,228,584

Operating loss before taxes	(2,739,949)	(1,798,624)	(4,676,102)	(3,228,584)

Derivative instrument income (expense)	(3,904,379)	(671,652)	(4,466,157)	(473,401)
Interest income	18,167	50,002	68,928	223,965
Other income	-	-	1,689	-
Interest expense	-	-	-	-
Net loss before tax benefit	(6,626,161)	(2,420,274)	(9,071,642)	(3,478,020)
Income tax benefit	298,535	-	298,535	-
Net loss	$(6,327,626)	$(2,420,274)	$(8,773,107)	$(3,478,020)

Common share data:
Basic and diluted loss per share	$(0.25)	$(0.10)	$(0.34)	$(0.14)

Weighted average number of shares
of common stock outstanding	25,528,282	25,262,031	25,455,818	25,260,658